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                                                                   Exhibit 10.02

                               CUSTOMER AGREEMENT

                                     BETWEEN

                               ML CHESAPEAKE L.P.

                                       AND

                           MERRILL LYNCH FUTURES INC.

                                                      DATED AS OF APRIL 15, 1996

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                               ML CHESAPEAKE L.P.

                               CUSTOMER AGREEMENT

                  In consideration of the acceptance by Merrill Lynch Futures Inc. ("Broker") of one or more accounts of ML Chesapeake L.P. ("Customer"), it is agreed as follows:

                  1. Customer acknowledges that the purchase and sale of commodity futures and forward contracts and commodity options is speculative, involves a high degree of risk and is suitable only for persons who can assume the risk of losses in excess of their margin deposits and option premiums. Customer understands that because of the low margin normally required in commodity futures and forward trading, small price changes in commodity futures and forward contracts may result in significant Customer losses, which losses may substantially exceed Customer's margin deposits and any other deposits Customer may make. Broker has disclosed all the foregoing risks and information, as well as the fact that the proposed monthly brokerage commissions of 1/12 of 1% of the month-end assets allocated to the Trading Advisor for management (a 6.5% annual rate), may result in significantly higher brokerage costs than those charged by Broker to other customers, including other commodity pools such as Customer. Depending upon the number of trades ordered for Customer by Chesapeake Capital Corporation (the "Trading Advisor"), the foregoing flat-rate commissions could constitute a substantial premium over Broker's standard speculative round-turn commission rates.

                  Broker agrees to pay all floor brokerage charges relating to Customer's trading, including any such charges assessed on trades executed by floor brokers unaffiliated with Broker, provided that such charges do not exceed Broker's standard rates (provided such rates are competitive).

                  2. Customer authorizes Broker, as Customer's commodity broker and as Customer's principal, to purchase and sell commodity futures and forward contracts, respectively, (and to use the services of other persons designated by Customer in writing from time to time, in doing so) and to purchase, sell and exercise commodity options for Customer's account in accordance with the written or oral instructions of the Trading Advisor as described in the Offering Memorandum of Customer, dated October 31, 1995 (as may be amended from time to time, the "Offering Memorandum"), which Trading Advisor have been granted full discretionary trading authority with respect to Customer's assets, or such other person or persons as Customer may designate to Broker in writing from time to time. Customer acknowledges and agrees that Broker shall have no discretion with respect to the trading decisions to be made for the account of Customer except as may otherwise be agreed upon in writing between Customer and Broker. Customer has delivered to Broker a true copy of the Advisory Agreement between Customer and the Trading Advisor (the "Advisory Agreement"). Customer may override the authority of the Trading Advisor in certain limited circumstances as described in such Advisory Agreement and the Offering Memorandum. Broker shall be in no respect responsible for any actions taken in compliance with instructions from the Trading Advisor or from Customer.

                  3. Broker shall act as custodian for all assets of Customer. In such capacity, Broker may cause to be held cash and other assets of Customer by such bank or banks as Broker may select from time to time, in its sole discretion, subject to the approval of Customer, and may

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transmit funds to exchanges as margin. Broker shall not deposit assets of
Customer as margin in respect of Customer's forward trades, which trades shall be effected pursuant to the Foreign Exchange Desk Service Agreement between Customer, Broker, Merrill Lynch International Bank, Merrill Lynch Investment Partners Inc. and certain other parties dated as of ____________ (the "F/X Desk Agreement"). Broker will credit Customer with interest as if the daily cash balance in Customer's account were continuously invested in 91-day Treasury Bills at prevailing rates auctioned during each month. Broker will, in turn, deposit such cash assets in a non-interest bearing, demand deposit "customer segregated funds account" maintained at a major money center or foreign bank. Broker, or any of its affiliates may make such "offset account" or similar arrangements with respect to such "customer segregated funds account" and may retain all benefit therefrom, provided that no such arrangements shall subject the assets of the Customer to any liability in respect of any Merrill Lynch debt or obligation. Such "customer segregated funds account" will be maintained in full compliance with applicable CFTC rules governing maintenance of "customer funds."

                  In the event that an "offset" or similar arrangements are deemed to be undesirable by Broker, in its sole discretion, Broker may, in lieu of such arrangements, invest Customer's funds in 91-day Treasury Bills to the greatest extent which Broker deems practical. All interest earned on such Treasury Bills shall inure to the benefit of Customer, and Broker shall not be required to make any additional payments to Customers in respect of interest income or yield. Broker shall have no liability to Customer in connection with any such investment except for Broker's negligence or misconduct in connection therewith. Broker shall be entitled to retain any other economic benefit which may accrue from its possession of Customer's assets, provided that such benefit could not reasonably be made available to Customer.

                  4. Customer shall pay Broker: (a) the applicable initial, maintenance and variation margin requirements in effect from time to time and the brokerage commissions described in the Offering Memorandum; and (b) service charges on any Customer deficit balance at the rates customarily charged by Broker and interest on any such deficit balance at the rate of one percent (1%) over the average prime rate announced from time to time by The Morgan Guaranty Trust Company of New York, with interest to be computed and charged by Broker on a monthly basis, or the maximum rate allowed by law, whichever is less. All routine charges, including without limitation, exchange fees, National Futures Association transaction fees and clearing fees and floor brokerage due in respect of Customer's trading shall be paid by Broker from the monthly flat-rate commission received by Broker from Customer. Broker shall pay all "pit brokerage" incurred in respect of Customer's trading without reimbursement therefor by Customer.

                  5. Customer acknowledges that Broker has the right, but no responsibility or obligation, to limit the number of commodity futures, forward and commodity options which Customer may maintain or acquire through Broker at any time. Broker shall give Customer prior notice of any such limitation.

                  6. Customer shall maintain at all times all of its assets, except such assets as may be held by banks, with Broker to be used to provide, and subject to be transmitted to exchanges in respect of, margins for Customer's account as required from time to time by Broker in its sole and absolute discretion. Margin requirements established by Broker may exceed or

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differ from the requirements set by any commodity exchange or third party and may be changed by Broker without notice to Customer, such changes to apply to existing as well as future positions, should Broker so elect. If at any time Customer's account does not contain the amount of margin and/or premium required by Broker, Broker may, at any time, close out Customer's open positions in whole or in part and take any action described in Section 11 hereof, after giving notice thereof to the Trading Advisor and the Customer. While Broker has the right to close out Customer's open positions in whole or in part for failure to maintain the amount of margin required by Broker or pay premiums due to Broker, Customer understands and agrees that Broker has no obligation to Customer to do so in the absence of specific instructions from Customer or the Trading Advisor.

                  7. All transactions by Broker on Customer's behalf shall be subject to the applicable constitutional provision, by-laws, rules, regulations, rulings and interpretations of the contract market on which such transactions are executed or cleared by Broker or its agents for Customer's account, and to all applicable governmental acts and statutes (such as the Commodity Exchange Act) and the rules and regulations made thereunder; Broker shall not be liable to Customer as a result of any action taken by Broker or its agents that is considered in good faith by Broker to be required by any such constitutional provision, rule, regulation, ruling, interpretation, act, statute or regulation. The foregoing provision is solely for the protection and benefit of Broker, and any failure by Broker or its agents to comply with any such constitution, rule, regulation, ruling, interpretation, act, statute or other regulation shall not relieve Customer of any obligations under this Agreement nor be construed to create rights hereunder in favor of Customer against Broker.

                  8. All monies, securities, commodities, commodity futures contracts, commodity options or other property, including any property held by banks, now or at any future time in Customer's account or held by Broker for Customer are hereby pledged with Broker and shall be subject to a security interest in Broker's favor to secure any indebtedness at any time owing from Customer to Broker.

                  9. All transactions for or on Customer's behalf shall be deemed to be included in a single account whether or not such transactions are segregated on Broker's records into separate accounts, either severally or jointly with others -- the foregoing provision being solely for Broker's protection.

                  Broker's rights with respect to Customer's property shall be qualified by applicable requirements for the segregation of customer property under the Commodity Exchange Act and the regulations of the Commodity Futures Trading Commission.

                  10. Broker shall not be responsible for: (1) delays in the transmission of orders due to breakdown or failure of transmission or communication facilities or to any other cause beyond Broker's reasonable control or not resulting from Broker's negligence or misconduct; or (2) any gain or loss to Customer from fluctuations in currency exchange rates in any foreign currency in which any commodity futures, forward or commodity option contract or deposited property is held, except to the extent that any amount may be owing from Broker to Customer pursuant to any transaction in a foreign currency between Broker and Customer, provided that there is no negligence or misconduct on the part of Broker in respect of such loss.

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                  11.      In the event that: (a) Customer shall terminate or be
dissolved; (b) a proceeding under the Bankruptcy Code, an assignment for the benefit of creditors or an application for a receiver, custodian or trustee shall be filed or applied for by or against Customer; (c) any property in Customer's account shall be garnished or attached; (d) the property held in Customer's account shall be determined by Broker in its sole and absolute discretion, and regardless of current market quotations, to be inadequate to secure Customer's account; (e) Customer's account shall incur a deficit balance; or (f) Customer shall acquire or maintain open positions with Broker in excess of the limits imposed from time to time by Broker pursuant to Section 5 hereof, Broker may close out Customer's account in whole or in part, sell any or all of Customer's property held by Broker, buy or sell any securities, commodities, commodity futures, forward or commodity options, or any other property, for Customer's account, or cancel any outstanding orders to close out any account of Customer or to close out any commitment made by Broker on behalf of Customer. Such sale, purchase or cancellation may be made at Broker's discretion on a contract market or at public auction or at private sale. No prior tender, demand, call or prior notice from Broker of the time and place of such sale or purchase shall be deemed to be a waiver of Broker's right to sell or buy any property held by Broker, or owed to Broker by Customer. Broker may, to the extent permitted by law, purchase the whole or any part of any such Customer property, free from any right of redemption, and Customer shall remain liable for and shall pay to Broker the amount of any deficiency resulting from any such transactions.

                  12. If at any time Customer shall be unable to deliver to Broker any property previously sold by Broker on Customer's behalf, Customer authorizes Broker in its discretion to borrow or to buy any property necessary to make delivery thereof, and Customer shall pay and reimburse Broker for any cost, loss and damage (including consequential costs, losses, penalties, fines and damages) which Broker may sustain thereby and any premiums which Broker may be required to pay thereon, and for any cost, loss and damage (including consequential costs, losses, penalties, fines and damages) which Broker may sustain from its inability to borrow or buy any such property.

                  13. In the event Broker does not receive timely instructions with respect to outstanding options held in Customer's account to liquidate, exercise or permit such options to expire, Broker shall permit such options in Customer's account to expire.

                  Customer shall give liquidating instructions to Broker concerning Customer's open futures and forward positions maturing in a current month at least five (5) business days prior to the first notice day, in the case of long positions, and at least five (5) business days prior to the last trading day, in the case of short positions. Alternatively, Customer shall deliver to Broker sufficient funds to take delivery or sufficient funds and/or the necessary documents to make delivery within the time period hereinabove specified. If Customer does not either give instructions or deliver the funds and/or documents hereby required to Broker within such period, Broker may, without notice, either liquidate Customer's positions pursuant to Section 11 or take or make delivery on behalf of Customer upon such terms and in such manner as Broker determines in its sole and absolute discretion.

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                  14.      Customer agrees and acknowledges that with respect to
its forward trading, Customer shall trade through Broker pursuant to the terms of the F/X Desk Agreement and such trading shall be subject to Broker's standard netting provisions.

                  15. Customer agrees that Broker may, from time to time, change the account number assigned to any account covered by this Agreement, and that this Agreement shall remain in full force and effect as to any such renumbered account.

                  16. Subject to Section 7 hereof, no provision of this Agreement shall in any respects be waived, altered, modified or amended unless such waiver, alteration, modification or amendment be committed to writing and signed by Customer and an officer of Broker.

                  17. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of New York.

                  18. This Agreement shall be binding upon Customer and Customer's assigns.

                  19. Customer acknowledges that it is an affiliate of Broker. However, Customer acknowledges and agrees that this Agreement may be enforced against Customer in accordance with its terms, irrespective of such affiliation.

                  20. If any term or provision hereof, or the application thereof to any person or circumstance, shall to any extent be contrary to any exchange or government regulation or otherwise invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is contrary, invalid or enforceable, shall not be affected thereby, and shall be enforced to the fullest extent permitted by regulation and law, provided such enforcement does not materially alter the intent of this Agreement or reduce the security, or increase the obligations, of Broker hereunder.

                  21. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any thereof shall not preclude or inhibit the exercise of additional rights or remedies.

                  22. Broker shall be free to render services of the nature to be rendered to Customer hereunder to persons or parties in addition to Customer, and the parties acknowledge that Broker does and will render such services, including to commodity pools similar in nature to Customer, and may do so on terms more favorable than those granted to Customer hereunder. However, Broker shall not knowingly or deliberately favor any account over Customer with respect to the execution of commodity trades.

                  23. This Agreement shall be cancelable, without penalty, upon sixty (60) days' notice to the parties hereto by Broker or Customer.

                  24. Any notices under this Agreement shall be given or confirmed in writing, delivered personally or sent by mail, as follows:

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                 if to Customer:

                           ML CHESAPEAKE L.P.
                           c/o Merrill Lynch Investment Partners Inc.
                           Merrill Lynch World Headquarters
                           Sixth Floor, South Tower
                           World Financial Center
                           New York, New York 10080-6106
                           Attn: John R. Frawley, Jr.

                  with a copy to:

                           MERRILL LYNCH INVESTMENT PARTNERS INC.
                           Merrill Lynch World Headquarters
                           Sixth Floor, South Tower
                           World Financial Center
                           New York, New York 10080-6106
                           Attn:  John R. Frawley, Jr.

                  if to Broker:

                           MERRILL LYNCH FUTURES INC.
                           Merrill Lynch World Headquarters
                           23rd Floor
                           North Tower
                           World Financial Center
                           New York, New York 10080-6121
                           Attn: William Maitland, Esq.

                  Notices hereunder shall be effective only when actually received.

                  25. Customer understands that any of its assets held by the parties with which Customer trades in the forward markets will not be subject to Commodity Futures Trading Commission segregation requirements.

                  26. This Agreement shall inure to the benefit of Broker. This Agreement shall also inure to the benefit of any of Broker's affiliates through which Customer may trade and to that of the respective successors (by merger, consolidation or otherwise) and assigns of each of the foregoing parties, each of which may transfer Customer's account to any such successors or assigns.

                  27. Broker and Customer each agree that in the event of inconsistencies between the terms of this Agreement and the Offering Memorandum, the latter shall control as if set forth verbatim herein.

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                  IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned on the day and year first written above.

                           ML CHESAPEAKE L.P.

                           By: Merrill Lynch Investment Partners
                               Inc., General Partner

                           By: /s/ John R. Frawley, Jr.
                               ---------------------------------------------
                               Name: John R. Frawley, Jr.
                               Title: Chief Executive Officer, President &
                                      Director

Accepted and Confirmed

MERRILL LYNCH FUTURES INC.

By: /s/ John R. Frawley, Jr.
   -------------------------------
   Name: John R. Frawley, Jr.
   Title: Co-Chairman

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